UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2022

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge,	MA	02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Revolving Credit Agreement

On July 29, 2022, Vericel Corporation (the “Company”), as borrower, entered into a $150 million five-year senior secured revolving credit facility (“the Facility”) pursuant to a Senior Secured Revolving Credit Agreement by and among the Company, the lenders party thereto, and J.P. Morgan Chase Bank, N.A., as the administrative agent (the “Revolving Credit Agreement”). J.P. Morgan Chase Bank, N.A. also acted as sole bookrunner and sole lead arranger under the Revolving Credit Agreement.

Proceeds of the Facility may be used for general corporate purposes, including, without limitation, acquisitions and capital expenditures, and such other uses as permitted under the Revolving Credit Agreement.

Except for certain excluded property as described in the Revolving Credit Agreement, the Facility is secured by a first priority lien on substantially all of the assets of the Company, and includes a $5,000,000 limit for swingline loans. In addition, the Facility includes a $15 million sub-facility for the issuance of letters of credit.

Outstanding borrowings under the Revolving Credit Agreement bear interest, with pricing based from time-to-time at the Company’s election at (i) SOFR plus 0.10% plus a spread ranging from 1.25% to 2.50% as determined by the Company’s total net leverage ratio (as defined in the Revolving Credit Agreement) or (ii) the alternative base rate (as defined in the Revolving Credit Agreement) plus a spread ranging from 0.25% to 1.50% as determined by the Company’s total net leverage ratio. The Revolving Credit Agreement also includes a commitment fee, which ranges from 0.20% to 0.25% as determined by the Company’s total net leverage ratio.

All commitments under the Revolving Credit Agreement shall terminate and the Facility will mature on July 29, 2027.

The Revolving Credit Agreement includes customary affirmative and negative covenants, including financial covenants requiring the Company to maintain a maximum total net leverage ratio, and certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The foregoing summary of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 2.03 Creation of a Direct Financial Obligation

The information included under Item 1.01 above regarding the Revolving Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: August 2, 2022	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Senior Vice President, General Counsel and Secretary